UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2025
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1333 Butterfield Road, Downers Grove, Illinois
(Address of principal executive offices)
60515
(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 22, 2025, Federal Signal Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of the February 24, 2025 record date, there were 61,097,138 shares of the Company’s common stock outstanding. The holders of 57,661,698 shares of common stock, representing 94.4% of the outstanding shares entitled to vote as of the record date, were represented at the Annual Meeting in person or by proxy. This amount represented a quorum. Set forth below are the final voting results for each of the three proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. The proposals are described in detail in the Company’s 2025 Proxy Statement, filed with the Securities and Exchange Commission on March 7, 2025 (the “2025 Proxy Statement”).

Proposal 1.
The following nominees were elected to the Company’s Board of Directors (the “Board”) to hold office for one year or until their successors are elected and qualified. There were no abstentions, and 1,980,480 broker non-votes, with respect to this matter. The voting results were as follows:

	For	Withhold
Katrina L. Helmkamp	55,603,476	77,742
Eugene J. Lowe, III	55,277,982	403,236
Dennis J. Martin	54,523,489	1,157,729
Shashank Patel	55,617,223	63,995
Brenda L. Reichelderfer	53,902,006	1,779,212
Jennifer L. Sherman	55,102,654	578,564
John L. Workman	54,293,788	1,387,430

Proposal 2.
The stockholders, in an advisory vote, approved the named executive officer compensation as disclosed in the 2025 Proxy Statement. There were 1,980,480 broker non-votes with respect to this matter. The voting results were as follows:

For	Against	Abstentions
51,703,165	3,932,224	45,829

Proposal 3.
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025. There were no broker non-votes with respect to this matter. The voting results were as follows:

For	Against	Abstentions
57,084,402	558,815	18,481

Item 8.01	Other Events.
On April 22, 2025, the Board authorized an additional stock repurchase program of up to $150 million of the Company’s common stock. The repurchase program supplements the Board’s prior authorization from March 2020, which had approximately $27 million of availability remaining at the end of the first quarter of 2025. The newly-authorized program is intended primarily to facilitate purchases of Company stock as a means to provide cash returns to stockholders, enhance stockholder returns, and manage the Company’s capital structure. Under its stock repurchase programs, the Company is authorized to repurchase, from time to time, shares of its outstanding common stock. Stock repurchases by the Company are subject to market conditions and other factors and may be commenced, suspended, or discontinued at any time.

The full text of the press release announcing the Board’s authorization of the stock repurchase program is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Federal Signal Corporation Press Release, dated April 22, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: April 22, 2025	By:	/s/ Ian Hudson
Ian A. Hudson, Senior Vice President, Chief Financial Officer